UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2016 (July 15, 2016)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2016, the board of directors of GenSpera, Inc. (the “Company”) adopted the GenSpera, Inc. Inducement Award Stock Option Plan (“Plan”) and the Form of Inducement Award Non-Qualified Stock Option Grant (“Form of Grant”). The Plan and Form of Grant are attached to this report as Exhibits 4.01 and 4.02, respectively. The Plan is intended to be used in connection with the recruiting and inducement of senior management and employees. The Company did not seek approval of the Plan by our stockholders. Pursuant to the Plan, the Company may grant stock options for up to a total of 9,000,000 shares of common stock to new employees of the Company. As of the date hereof, no grants have been made pursuant to the Plan.

The foregoing description of the Plan and Form of Grant are qualified in their entirety by the terms of the Plan and Form of Grant, attached to this report as Exhibits 4.01 and 4.02, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan adopted on February 15, 2016
4.02	Form of Inducement Award Non-Qualified Stock Option Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2016

GenSpera, Inc.

By:	/s/ Russell Richerson
Russell Richerson Chief Operating Officer and Interim Chief Executive and Accounting Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan adopted on February 15, 2016
4.02	Form of Inducement Award Non-Qualified Stock Option Grant